UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

TOWER FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-25287 (Commission File Number)	35-2051170 (IRS Employer Identification No.)

116 East Berry Street
Fort Wayne, Indiana 46802
(Address of Principal Executive Offices, including Zip Code)

(260) 427-7000
(Registrant's Telephone Number, Including Area Code)
________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒     Written communications pursuant to Rule 425 under the Securities Act

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2013, Tower Financial Corporation (“Tower”) and Old National Bancorp (“Old National”) jointly announced the signing of a definitive agreement (the “Agreement”) pursuant to which Tower will be merged with and into Old National (the “Merger”). Simultaneously with the Merger, Tower Bank & Trust Company, an Indiana chartered commercial bank and wholly-owned subsidiary of Tower, will be merged with an into Old National Bank, a national banking association and wholly-owned subsidiary of Old National, with Old National Bank as the surviving bank.

The Agreement provides that upon the effective date of the Merger (the “Effective Time”) each share of common stock of Tower will be exchanged for $6.75 in cash (the “Cash Consideration”) and 1.20 shares of Old National common stock (the “Exchange Ratio” and together with the Cash Consideration, the “Merger Consideration”). While the Cash Consideration will remain a fixed amount, the Exchange Ratio is subject to adjustment as set forth in the Merger Agreement and discussed below.  Upon completion of the Merger, unvested stock options of Tower will become fully vested and all Tower stock options will convert into options to purchase Old National common stock, subject to adjustment as set forth in the Merger Agreement. Based on Old National’s September 5, 2013 closing price of $13.52 per share, the total Merger Consideration is estimated to be $107.7 million.

At the effective time of the Merger, the Exchange Ratio may be adjusted in the manner prescribed in the Merger Agreement, based on the following: (i) if the amount of Tower’s Consolidated Shareholders’ Equity (as defined in the Merger Agreement) is less than $61,117,844 as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made; (ii) if there is a change in the number of shares of Old National common stock issued and outstanding prior to the effective time of the Merger by way of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Old National common stock; and (iii) at Old National’s option, in the manner prescribed in the Merger Agreement, following notice of termination from Tower resulting from a specified decrease in Old National’s market value.

The Merger Agreement has been approved by the board of directors of each of Old National and Tower. Subject to the approval of Tower’s common shareholders of the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger in the first quarter of 2014.

A majority of the members of Tower’s board of directors have entered into a voting agreement pursuant to which they have agreed to vote their shares of Tower’s common stock in favor of the Merger.  A copy of the voting agreement is filed hereto as Exhibit 10.1 and incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants of Tower and Old National, including, among others, covenants that require (i) Tower to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the effective time of the Merger or earlier termination of the Merger Agreement and (ii) Tower not to engage in certain kinds of transactions during such period (without the prior written consent of Old National). Subject to certain terms and conditions, Tower’s board of directors will recommend the approval and adoption of the Merger Agreement and the Merger contemplated thereby, and will solicit proxies voting in favor of the Merger Agreement from Tower’s shareholders. Tower has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

The Merger Agreement provides certain termination rights for both Tower and Old National, and further provides that upon termination of the Merger Agreement under certain circumstances, Tower will be obligated to pay Old National a termination fee of $4.5 million.

As noted, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval by Tower’s shareholders, (ii) receipt of regulatory approvals, (iii) absence of any law or order prohibiting the closing, (iv) effectiveness of the registration statement to be filed by Old National with the Securities and Exchange Commission (the “SEC”) with respect to the shares of Old National’s common stock to be issued to Tower’s shareholders in connection with the Merger, (v) Tower’s Delinquent Loans (as defined in the Merger Agreement) must not exceed $24.0 million as of the tenth day prior to the effective time of the Merger, and (vi) the Tower Consolidated Shareholders’ Equity as of the end of the last day of the month prior to the effective time of the Merger, after certain adjustments prescribed by the Merger Agreement have been made, must not be less than $57,117,844. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Shareholders should read the Merger Agreement together with the other information concerning ONB and TFC that each company publicly files in reports and statements with the SEC.

Additional Information for Shareholders

In connection with the proposed merger, Old National will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that will include Tower’s Proxy Statement and a Prospectus of Old National, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Tower and Old National, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing Tower’s website at www.towerbank.net under the tab “Investor Relations” and then under the heading “SEC Filings,” or from Old National’s website at www.oldnational.com under the tab “Investor Relations” and then under the heading “Financial Information.”

Tower and Old National and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Tower in connection with the proposed merger. Information about the directors and executive officers of Tower is set forth in the proxy statement for Tower’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 28, 2013. Information about the directors and executive officers of Old National is set forth in the proxy statement for Old National’s 2013 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 15, 2013. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Tower’s and Old National’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the proposed merger. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to; expected cost savings, synergies and other financial benefits from the proposed merger might not be realized within the expected time frames and costs or difficulties relating to integration matters might be greater than expected; the requisite shareholder and regulatory approvals for the proposed merger might not be obtained; market, economic, operational, liquidity, credit and interest rate risks associated with Tower’s and Old National’s businesses, competition, government legislation and policies (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and its related regulations); ability of Tower and Old National to execute their respective business plans (including the proposed acquisition of Tower) and satisfy the items addressed in Old National’s Consent Order with the Office of the Comptroller of the Currency; changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits; failure or circumvention of either Tower’s and Old National’s internal controls; failure or disruption of our information systems; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities or unfavorable resolutions of litigations; other matters discussed in this Report and other factors identified in Tower’s and Old National’s Annual Reports on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this Report, and neither Tower nor Old National undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this Report.

Item 8.01 Other Events

On September 10, 2013, Tower Financial Corporation and Old National Bancorp issued a joint press release captioned “Old National Bancorp Acquires Tower Financial Corporation of Fort Wayne.

A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated September 9, 2013, by and between Old National Bancorp and Tower Financial Corporation

10.1	Voting Agreement dated September 9, 2013

99.1	Joint Press Release issued by Old National Bancorp and Tower Financial Corporation dated September 10, 2013

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tower has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Financial Corporation (Tower)

Date: September 10, 2013	By:	/s/ Michael D. Cahill
Michael D. Cahill, Chief Executive Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 9, 2013, by and between Old National Bancorp and Tower Financial Corporation

10.1	Voting Agreement dated September 9, 2013

99.1	Joint Press Release issued by Old National Bancorp and Tower Financial Corporation dated September 10, 2013